Exhibit 99

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF LOS ANGELES

CITY OF MIAMI POLICE RELIEF AND PENSION FUND,	Case No. BC411143
Plaintiff(s),	NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE LITIGATION
vs.

R. CHAD DREIER, LESLIE M. FRECON, ROBERT E. MELLOR, NED MANSOUR, ROLAND A. HERNANDEZ, WILLIAM L. JEWS, CHARLOTTE A. ST. MARTIN, NORMAN J. METCALFE, DANIEL T. BANE, PAUL J. VARELLO, JOHN O. WILSON, GORDON A. MILNE,

Judge: Hon. Jane L. Johnson Dept.: 308

Defendants,

- and –

RYLAND GROUP INC., a Maryland corporation,
Nominal Defendant.

NOTICE OF PENDENCY

Case No. BC411143

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF
SHAREHOLDER DERIVATIVE LITIGATION

TO:       ALL PERSONS WHO OWN SHARES OF THE RYLAND GROUP, INC. (“RYLAND” or the “COMPANY”) COMMON STOCK AS OF MARCH 10, 2011 AND CONTINUE TO OWN SUCH SHARES.

The purpose of this Notice is to inform you about: (i) the pendency of the above-captioned shareholder derivative lawsuit (the “Litigation”), which was brought by Plaintiff City of Miami Police Relief and Pension Fund (“Plaintiff”) on behalf of and for the benefit of Ryland in the Superior Court of California, County of Los Angeles (the “Court”); (ii) a proposed settlement of the Litigation (the “Settlement”), subject to Court approval, as provided in a Stipulation of Settlement (the “Stipulation”) that was filed with the Court and is available for review; (iii) the hearing that the Court will hold on June 6, 2011 to determine whether to approve the Settlement and to consider Lead Counsel’s application for an award of attorneys’ fees and for reimbursement of litigation expenses incurred in the prosecution of the Litigation; and (iv) Ryland Shareholders’ rights with respect to the proposed Settlement and Lead Counsel’s application for attorneys’ fees and reimbursement of expenses.1

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.
YOUR RIGHTS WILL BE AFFECTED BY THIS LITIGATION AND SETTLEMENT.

The Stipulation was entered into as of March 10, 2011, between and among: (1) Plaintiff City of Miami Police Relief and Pension Fund; (2) defendants R. Chad Dreier, Leslie M. Frecon, Robert E. Mellor, Ned Mansour, Roland A. Hernandez, William L. Jews, Charlotte A. St. Martin, Normal J. Metcalfe, Daniel T. Bane, Paul J. Varello, John O. Wilson, and Gordon A. Milne (“Individual Defendants”); and (3) nominal defendant Ryland (collectively with the Individual Defendants, “Defendants”; and collectively with Plaintiff, the “Parties” or “Settling Parties”), subject to the approval of the Court.

Because this Litigation was brought as a derivative action on behalf of and for the benefit of Ryland, the benefits from the Settlement will go to Ryland.  Individual Ryland Shareholders will not receive any direct payment from the Settlement.

The following description of the Litigation and Settlement does not constitute findings of the Court.  It is based on statements of the Parties and should not be understood as an expression of any opinion of the Court as to the merits of any of the claims or defenses raised by any of the Parties.  The Court has not yet approved the Settlement.

1 “Shareholder(s)” means any holder of record or beneficial owner of Ryland common stock as of the date of the Stipulation, March 10, 2011, who continues to own such stock through the date of the Settlement Hearing, as defined in paragraph 1 of the Stipulation.  All capitalized terms not otherwise defined in this Notice shall have the meaning provided in the Stipulation.

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WHAT IS THE PURPOSE OF THIS NOTICE?

1.            The purpose of this Notice is to explain the Litigation, the terms of the proposed Settlement, and how the proposed Settlement affects Ryland Shareholders’ legal rights.

2.            In a derivative action, one or more people and/or entities who are current shareholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights.

3.            As described more fully below, current Ryland Shareholders have the right to object to the proposed Settlement and the application by Lead Counsel for an award of attorneys’ fees and expenses.  They have the right to appear and be heard at the Settlement Hearing, which will be held on June 6, 2011, at 11:00 a.m., before the Honorable Jane L. Johnson, at the Superior Court of California, County of Los Angeles, 600 S. Commonwealth Ave., Dept. 308, Los Angeles, CA 90005.  At the Settlement Hearing, the Court will determine:

a)         whether the Settlement should be approved;

b)         whether the Released Plaintiff Claims against the Released Defendant Parties should be dismissed with prejudice as set forth in the Stipulation; and

c)         whether Lead Counsel’s request for an award of attorneys’ fees and reimbursement of litigation expenses should be approved by the Court.

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

4.            On April 3, 2009, Plaintiff first filed this derivative action (the “Litigation”) on behalf of the Company, bringing claims against the Individual Defendants for: (a) breach of fiduciary duty; (b) negligent breach of fiduciary duty; (c) gross and reckless mismanagement; (d) corporate waste; (e) unjust enrichment; (f) breach of fiduciary duties for insider selling and misappropriation of information; (g) violations of Cal. Corp. Code § 25402; and (h) violations of Cal. Corp. Code § 25403.  In sum, Plaintiff’s complaint alleged, among other things, that Ryland’s mortgage subsidiary, Ryland Mortgage Company (“RMC”), was in violation of United States Department of Housing and Urban Development (“HUD”) lending and underwriting requirements and failed to implement an appropriate quality control plan, and that Defendants breached their fiduciary duties to Ryland by fostering and encouraging a reckless business and lending environment at Ryland and by failing to provide quality loans to qualified and creditworthy borrowers, in order to inflate short term results and to overcompensate top executives.

5.            On September 3, 2009, Plaintiff filed its Amended Stockholder Derivative Complaint for Breaches of Fiduciary Duty, Violations of California Corporations Code, Unjust Enrichment and Waste of Corporate Assets (the “Complaint”), with substantially similar allegations as in the initial complaint.

6.            Plaintiff served its first set of document requests on September 29, 2009.  Defendants responded and objected to Plaintiff’s document requests on December 11, 2009, and the parties held a series of discussions on discovery issues throughout early 2010.

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7.            Defendants filed a demurrer on October 9, 2009, seeking dismissal of the Complaint on demand futility grounds.  After full briefing and oral argument on March 10, 2010, the Court denied Defendants’ demurrer.

8.            On May 14, 2010, the Court held a conference to discuss the case and a discovery schedule, rejected Defendants’ request for bifurcated discovery, and ordered that full discovery commence immediately.  The Court ordered that document production be substantially completed by October 29, 2010, and set a fact discovery cutoff of June 5, 2011.

9.            Defendants produced over 250,000 pages of documents for Plaintiff’s review on a rolling basis.

10.         On Ryland’s October 28, 2010 third quarter earnings conference call, the Company and certain of its representatives made certain statements relating to the Company’s loan loss reserves, including among other things, that:  “[t]he number of mortgages being put back to us has actually declined over the last few months.  Based on everything we know today, we believe that we adequately reserved for future loan indemnifications”; “[W]e feel adequately reserved, certainly its something the auditors check every quarter with us and check our model so, things can change but right now we feel like we’re on top of it and we’re adequately reserved”; “So, we’re getting a lot less loans into us now and that’s what we’d projected and so our loan loss reserves are going down but we still have . . . $11.7 million at the end of the quarter for future payments”; “Well, I can just tell you the numbers are going down. . . .  But I think both [] Wells Fargo and [Bank of America] have said that their number of loans are going down.  I think other builders that have talked said what they’re seeing is going down.  I don’t think we’re an aberration here.  The number of loans that are getting put back have started to go down.”

11.         On January 26, 2011, Ryland issued a press release reporting its fourth quarter and full year financial results for 2010, containing certain statements relating to the Company’s loan loss reserves, stating, in part:  “For the quarter ended December 31, 2010, the financial services segment reported pretax earnings of $1.7 million, compared to pretax earnings of $776,000 for the same period in 2009.  This improvement was primarily due to reductions in loan indemnification expense, reserves related to the Company’s insurance captive and overhead costs, partially offset by lower origination income due to a 49.4 percent decline in volume”; “For the twelve months of 2010, the Company had pretax charges that totaled $54.6 million related to inventory and other valuation adjustments, write-offs and loan loss reserves, compared to pretax charges that totaled $224.6 million for the same period in 2009”; and “For the quarter ended December 31, 2010, the Company had pretax charges that totaled $15.4 million related to inventory and other valuation adjustments, write-offs and loan loss reserves, compared to pretax charges that totaled $73.8 million for the same period in 2009.  In 2009, the Company had an income tax benefit of $97.6 million.”

12.         On November 30, 2010, the Parties participated in a full-day mediation in San Francisco with the Honorable Layn R. Phillips (Ret.) of Irell & Manella LLP.

13.         During and after the November 30, 2010 mediation, the Parties engaged in discussions and negotiations regarding a negotiated resolution of the claims in the Litigation.

14.         At the mediation, as a result of the mediation and settlement negotiations, the Parties reached a settlement in principle on the terms contained in the Stipulation.

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15.         The Plaintiff believes, based upon its investigation and discovery thus far, that the claims asserted in this Litigation have merit.  However, Plaintiff and Lead Counsel are mindful of the inherent problems of proof of, and possible defenses to, the allegations asserted in this Litigation, and recognize and acknowledge the expense and length of continued proceedings necessary to prosecute this Litigation through trial and through anticipated appeals.  Plaintiff and Lead Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the derivative litigation of this type, as well as the difficulties and delays inherent in such litigation.  Under the circumstances, Plaintiff and Lead Counsel have concluded that the terms and conditions of this Stipulation are fair, reasonable and adequate to Ryland, and in its best interests, and have agreed to settle the claims raised in this Litigation pursuant to the terms and provisions of this Stipulation, after considering (i) the substantial benefits that Ryland will receive from resolution of this Litigation on the terms set forth herein; (ii) the uncertainty that a trial on the merits could result in a judgment providing Ryland the same or substantially the same benefits; (iii) the attendant risks and uncertainty of continued litigation; and (iv) the desirability of permitting the Settlement to be consummated without delay as provided by the terms of this Stipulation.

16.         The Defendants expressly have denied and continue to deny all allegations of any wrongdoing or liability against them whatsoever arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in this Litigation.  The Defendants also have denied and continue to deny, among other things, the allegations that the Individual Defendants breached their fiduciary duties, or that the Plaintiff or Ryland shareholders have suffered any damages or were harmed by any conduct alleged in this Litigation or that could have been alleged therein.  Defendants do not in any way acknowledge any fault or liability.  The Stipulation and all related documents are not, and shall not in any event be construed or deemed to be, evidence of fault or liability or wrongdoing or damage whatsoever, or any infirmity in either Plaintiff’s claims or any of Defendants’ defenses thereto.  Nonetheless, the Defendants have concluded that further conduct of this Litigation would be protracted, time-consuming, expensive and distracting, including, without limitation, to Ryland and its management, and that it is desirable that this Litigation be fully and finally settled.  The Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially complex cases like this Litigation.  The Defendants have, therefore, determined that it is desirable and beneficial that this Litigation be settled in a manner and upon the terms and conditions set forth in the Stipulation.

17.         The Settling Parties and their counsel believe that the proposed Settlement is in the best interests of all of the Settling Parties, including Ryland, and confers substantial benefits upon Ryland and its shareholders.

WHAT ARE THE TERMS OF THE SETTLEMENT?

18.         As consideration for the Settlement, Defendants agree to cause Ryland’s Insurer, on behalf of the Individual Defendants, to pay $1 million to Ryland upon final approval of the Settlement.  None of this amount may be used, either directly or indirectly, for any purpose related to executive or director compensation, incentive or bonus payments.

19.         As additional consideration for the Settlement, Ryland agrees to create and effectuate the corporate governance measures which are summarized below.  Shareholders are referred to

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Exhibit A of this Notice for the full and complete list of the corporate governance measures agreed to pursuant to the Settlement.  In sum, Ryland will:

•    Establish a Mortgage Underwriting Quality Assurance Subcommittee (“Subcommittee”) of the existing Audit Committee, consisting of at least three (3) independent directors, to exercise broad oversight responsibility for the mortgage lending, underwriting, quality control, and secondary marketing practices of Ryland Mortgage Company (“RMC”) and report, through the Audit Committee, to Ryland’s full Board on at least a biannual basis.

•    Cause RMC to implement additional Quality Control Department internal guidelines relating to the origination and underwriting of home mortgage loans, containing specifications regarding loan origination, underwriting, and secondary marketing standards, including guidelines on permissible deviations from written origination, underwriting, and secondary marketing standards and a method for tracking deviations from or exceptions to these standards.

•    Beginning as soon as practicable after the settlement of this derivative action is finalized, ensure that RMC develops additional educational/training programs for its loan origination and underwriting functions and administers such training to relevant current employees and new employees on a going forward basis.

•    Cause RMC to evaluate its current compensation practices for origination, underwriting, quality control, and audit employees to determine whether compensation practices properly motivate lawful behavior consistent with Company policy and compliance incentives and deter behavior that is unlawful or inconsistent with Company policy and compliance incentives.

•    Cause RMC to establish an “Ombudsperson Program” encompassing a “hotline” system appropriate to allow RMC employees to report alleged underwriting misconduct or unapproved deviations from loan origination, underwriting, secondary marketing, and/or audit compliance standards.

•    Cause RMC to establish and maintain controls governing its evaluation and handling of requests to repurchase or indemnify private or governmental third parties for loans originated, underwritten, or sold by RMC to third parties. RMC will report on its evaluation and findings to the Subcommittee on at least a quarterly basis.

Ryland also has acknowledged that the commencement, prosecution, and settlement of the Litigation were material contributing factors in causing the Company to agree to adopt and/or implement certain other changes and enhancements to the mortgage lending, underwriting, quality control and secondary marketing policies and practices of RMC or the Company’s oversight thereof.  Additional information concerning those changes and enhancements is included in Exhibit A.

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WHAT ARE THE PLAINTIFF’S REASONS FOR THE SETTLEMENT?

20.       As discussed above, Plaintiff and Lead Counsel believe that the claims asserted against the Individual Defendants have merit.  Plaintiff and Lead Counsel recognize, however, the risk that the Court would have adopted Defendants’ view of the applicable legal standards or of the underlying evidence.  If the Court or a jury determined, after reviewing the evidence, that the claims had no merit, the claims could be denied, and no recovery or benefit for Ryland would be achieved.  Plaintiff and Lead Counsel also considered the expense and length of continued proceedings necessary to pursue their claims against the Defendants through trial, as well as the uncertainty of appeals.

21.       In this regard, Plaintiff and Lead Counsel also considered the possibility that even if a jury found after trial that any or all of the Defendants had breached their fiduciary duties, the amount of any monetary award for the benefit of Ryland could be limited.  In addition, even if the Court found material factual disputes warranting trial, a jury could rule in favor of Defendants, resulting in no recovery or benefit to Ryland.  And finally, Plaintiff and Lead Counsel considered the possibility that a jury entering a post-trial judgment may not be able to order the specific relief achieved in the Settlement, including the corporate governance changes (as described in Exhibit A to this Notice) agreed to through the Settlement.

22.       In light of the cash benefit and significant corporate governance measures created by the Settlement, Plaintiff and Lead Counsel believe that the proposed Settlement is fair, reasonable, adequate, and in the best interests of Ryland.  The Settlement provides substantial immediate benefits to Ryland without the risk that continued litigation could result in obtaining similar or lesser relief for Ryland after continued extensive and expensive litigation, including trial and the appeals that would likely follow.

23.       The Individual Defendants have denied the claims asserted against them and disclaim any liability or damages or having engaged in any wrongdoing or violation of law of any kind whatsoever.  Accordingly, the Settlement may not be construed as an admission of the Individual Defendants’ wrongdoing, nor construed or deemed to be evidence of or an admission or concession on the part of any Individual Defendant with respect to the merits of any claim, nor of any infirmity in the defenses that the Individual Defendants have, or could have, asserted in this Litigation.  Likewise, the Settlement shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any Plaintiff of any infirmity in the claims that Plaintiff has, or could have, asserted.

WHAT MIGHT HAPPEN IF THERE WERE NO SETTLEMENT?

24.       If there were no Settlement, the case against the Defendants would continue.  As discussed above, Plaintiff and Defendants have sharply diverging views of the factual and legal merits of the case and the applicable legal standards.  Under the applicable rules, the Court would determine whether, in light of the legal standards that apply to the Defendants’ conduct, there are material factual disputes that should be decided by a jury.  Plaintiff and Lead Counsel recognize that

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the Court could adopt the Defendants’ view of the applicable legal standards or otherwise decide that the discovered facts are insufficient to impose liability as a matter of law.

25.       It also is possible that the Court could agree with Plaintiff and Lead Counsel and the case could proceed to trial.  In that case, if Plaintiff prevailed in whole at trial, the Defendants could be ordered to pay damages in an undetermined amount, which could substantially exceed the amount agreed to in the Settlement.  If, however, Defendants prevailed at trial, there would be no recovery or benefit for Ryland.  In all events, since this is a derivative lawsuit, any monetary award would be paid to Ryland itself, and not its shareholders or for a specific use, such as for corporate governance improvements.  In addition, following a trial, lengthy appeals by the losing party would be likely.

WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

26.       If the Settlement is approved, the Court will enter a judgment (the “Judgment”).  Pursuant to the Judgment, the following releases will occur upon the Effective Date of the Settlement.

Release of Claims by Plaintiff and Ryland:  Upon the Effective Date, the Judgment will permanently bar and enjoin institution and prosecution of any other derivative action in any court and in any jurisdiction asserting any Released Plaintiff Claims against any Released Defendant Parties.  Plaintiff, and each and every Ryland Shareholder, on behalf of themselves, their heirs, executors, administrators, predecessors, successors and assigns, shall be deemed by operation of law to have fully, finally and forever released, waived, discharged and dismissed each and every Released Plaintiff Claim against the Released Defendant Parties, and shall forever be enjoined from prosecuting any or all Released Plaintiff Claims against any and all Released Defendant Parties.

“Released Plaintiff Claims” means any and all claims, demands, rights, actions, potential actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, agreements, costs, expenses, debts, interest, penalties, sanctions, fees, attorneys’ fees, judgments, decrees, matters, issues, and controversies of any kind, nature or description whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, whether fixed or contingent, accrued or un-accrued, liquidated or un-liquidated, at law or in equity, matured or un-matured, disclosed or un-disclosed, apparent or un-apparent, including known claims and Unknown Claims (as defined below), which were or could have been alleged or asserted in this Litigation by Ryland directly, or by Plaintiff or any other Ryland Shareholder derivatively on behalf of Ryland, against any Released Defendant Party, directly or indirectly relating to or arising out of any of the allegations, facts, events, transactions, acts, occurrences, conduct, practices, or any other matters, or any series thereof, alleged or asserted in the Litigation.  Released Plaintiff Claims do not include any claims relating to the enforcement of this Settlement.

“Released Defendant Parties” means Ryland, any current or former officer or director of Ryland (including the Individual Defendants), and their respective estates, heirs, beneficiaries, administrators, successors, assigns, agents and counsel.

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Release of Claims by Defendants:  Upon the Effective date, each of the Defendants and the other Released Defendant Parties, on behalf of themselves, their heirs, executors, administrators, predecessors, successors and assigns, shall be deemed by operation of law to have fully, finally and forever released, waived, discharged and dismissed each and every of the Released Defendant Claims against the Released Plaintiff Parties, and shall forever be enjoined from prosecuting any or all of the Released Defendant Claims against any and all Released Plaintiff Parties.

“Released Defendant Claims” mean any and all claims, demands, rights, actions, potential actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, agreements, costs, expenses, debts, interest, penalties, sanctions, fees, attorneys’ fees, judgments, decrees, matters, issues, and controversies of any kind, nature or description whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, whether fixed or contingent, accrued or un-accrued, liquidated or un-liquidated, at law or in equity, matured or un-matured, disclosed or un-disclosed, apparent or un-apparent, including known claims and Unknown Claims (as defined below), which were or could have been alleged or asserted in this Litigation by any of the Released Defendant Parties against any of the Released Plaintiff Parties, directly or indirectly relating to or arising out of the institution, prosecution or settlement of the Litigation.  Released Defendant Claims do not include any claims relating to the enforcement of this Settlement.

“Released Plaintiff Parties” means Plaintiff and all other Ryland Shareholders, any current or former officer or director of any of the Plaintiff or any other Ryland Shareholder, and their respective estates, heirs, beneficiaries, administrators, successors, assigns, agents and counsel.

“Unknown Claims” means any and all Released Plaintiff Claims that Ryland, Plaintiff or any other Ryland Shareholder does not know or suspect to exist in his, her or its favor at the time of the release of the Released Defendant Parties, and any Released Defendant Claims that any Defendant or any other Released Defendant Party does not know or suspect to exist in his, her or its favor at the time of the release of the Released Plaintiff Parties, which, if known by him, her or it might have affected his, her or its decision(s) with respect to the Settlement.  With respect to any and all Released Plaintiff Claims and Released Defendant Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Plaintiff, Ryland and each of the Individual Defendants shall expressly waive, and each other Ryland Shareholder and each other Released Defendant Party shall be deemed to have waived, and by operation of the Judgment shall have expressly waived, any and all provisions, rights and benefits conferred by Cal. Civ. Code § 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

This waiver likewise shall extend to any similar statute, rule, or opinion applicable to the federal courts or to any other state court.  Plaintiff, Ryland, and each of the Individual Defendants acknowledge, and each other Ryland Shareholder and each other Released Defendant Party by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of Released Plaintiff Claims and Released Defendant Claims was separately bargained for and was a key element of the Settlement.  The Settling Parties understand that Plaintiff, Ryland, and each of the Individual Defendants may hereafter discover

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facts in addition to or different from those any of them now know or believe to be true with respect to the subject matter of Released Plaintiff Claims or Released Defendant Claims.  Plaintiff, Ryland, and each of the Individual Defendants shall expressly be deemed to have and by operation of the Judgment, upon the Effective Date, shall have fully, finally, and forever settled and released any and all Released Plaintiff Claims and Released Defendant Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether concealed or hidden or not, that now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, reckless, intentional, with or without malice, or a breach of any duty, law, or rule, without regard to the subsequent discovery or existence of such different or additional facts.

27.       If the Settlement is approved and the Effective Date occurs, because the Released Plaintiff Claims described above will have been released, no Ryland Shareholder will be able to bring another action asserting those claims against those persons on behalf of the Company.

HOW WILL THE ATTORNEYS BE PAID?

28.       Lead Counsel have not received any payment for their services in pursuing the claims against Defendants in the Litigation, nor have Lead Counsel been reimbursed for their out-of-pocket expenses.  Lead Counsel invested their own resources for pursuing the case on a contingency basis, meaning they would only recover their expenses and be compensated for their time if they created benefits through the Litigation.  Lead Counsel’s collective time invested in prosecuting this case through March 14, 2011 represented approximately $2 million based on standard hourly rates.  Lead Counsel expect to commit significant additional time and expense in connection with this case through the effectuation of the settlement, if approved.  In addition, Lead Counsel have incurred approximately $80,000 in expenses in prosecuting this case.  Such expenses include legal court reporter services, document copying and processing services for the substantial document discovery produced in this case, court filing fees, legal research expenses, and travel expenses to attend court hearings, among other things.  In light of the risks undertaken in pursuing the action on a contingency basis and the benefits created for Ryland through this litigation, Lead Counsel intend to apply to the Court for a collective award of attorneys’ fees and expenses in the amount of $2.25 million, which Ryland has agreed to pay.  The Court will determine the amount of any fee and expense award.  Lead Counsel will file their papers in support of final approval of the Settlement, and their application for attorneys’ fees and expenses by no later than May 9, 2011.  These papers will be posted on Ryland’s corporate website, www.ryland.com, and on Lead Counsel’s firm websites www.blbglaw.com and www.milberg.com.

WHEN AND WHERE WILL THE COURT RULE ON APPROVAL OF THE SETTLEMENT? DO I HAVE TO COME TO THE HEARING? MAY I SPEAK AT THE HEARING?

29.       If you owned Ryland common stock as of March 10, 2011, the date of the Stipulation, and continue to own such stock through June 6, 2011, the date of the Settlement Hearing (“Shareholder”), you may, if you wish to do so, comment to the Court on the proposed Settlement and/or the application for an award of attorneys’ fees and reimbursement of litigation expenses.  Ryland Shareholders who do not wish to object in

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person to the proposed Settlement and/or the application for attorneys’ fees and expenses do not need to attend the Settlement Hearing.  You can object to the Settlement and/or the application for attorneys’ fees and reimbursement of expenses without attending.

30.       The Settlement Hearing will be held on June 6, 2011, at 11:00 a.m., before the Honorable Jane L. Johnson, at the Superior Court of California, 600 S. Commonwealth Ave., , Dept. 308, Los Angeles, CA 90005.  The Court reserves the right to approve the Settlement or the application for attorneys’ fees and expenses at or after the Settlement Hearing without further notice to Ryland Shareholders.

31.       Any Ryland Shareholder may object to the Settlement or Lead Counsel’s request for an award of attorneys’ fees and expenses.  Objections must be in writing, and must include (i) the objector’s name, address and telephone number, along with a representation as to whether the objector intends to appear at the Settlement Hearing; (ii) proof that the objector owned shares of Ryland common stock as of March 10, 2011 and continues to hold such shares; (iii) proof that the person or entity submitting the objection has authority to submit the objection on behalf of the Ryland Shareholder, if not submitted directly by the Ryland Shareholder; (iv) a statement of the objections to any matters before the Court, the grounds therefore or the reasons for the objector’s desiring to appear and be heard, as well as all documents or writings the objector desires the Court to consider; and (v) if the objector has indicated that he, she or it intends to appear at the Settlement Hearing, the identities of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the Settlement Hearing.  You must file your objection with the Clerk’s Office at the address set forth below on or before May 23, 2011.  You must also serve the papers (by hand, first class mail, or express service) on Lead Counsel and Defendants’ Counsel at the addresses set forth below so that the papers are received by such counsel on or before May 23, 2011.

Clerk’s Office	Lead Counsel

Superior court of california
COUNTY OF LOS ANGELES

Clerk of the Court

Stanley Mosk Courthouse

111 North Hill Street

Los Angeles, CA 90012

Counsel for Ryland

STEVEN M. KIPPERMAN LAW CORPORATION

Steven M. Kipperman, Esq.

57 Post Street, Suite 604

San Francisco, CA 94104-5025

Counsel for Individual Defendants

DLA Piper LLP (U.S.)

Edward D. Totino, Esq.

1999 Avenue of the Stars, Fourth Floor

Bernstein Litowitz Berger & Grossmann LLP Timothy A. DeLange, Esq. 12481 High Bluff Drive, Suite 300 San Diego, CA 92130 and MILBERG LLP Robert A. Wallner, Esq. One Penn Plaza New York, NY 10119-0165

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Los Angeles, CA 90067 and James D. Mathias, Esq. 6225 Smith Avenue Baltimore, MD 21209

32.       Ryland Shareholders may file a written objection without having to appear at the Settlement Hearing.  A Ryland Shareholder may not appear at the Settlement Hearing to present his, her or its objection, however, unless he, she or it first filed and served a written objection in accordance with the procedures described above, unless the Court orders otherwise.

33.       The Settlement Hearing may be adjourned by the Court without further written notice to Ryland Shareholders.  If you intend to attend the Settlement Hearing, you should confirm the date and time with Lead Counsel.

34.       Unless the Court orders otherwise, any Ryland Shareholder who does not object in the manner described above will be deemed to have waived any objection and shall be forever foreclosed from making any objection to the proposed Settlement or Lead Counsel’s request for an award of attorneys’ fees and expenses.  Ryland Shareholders do not need to appear at the hearing or take any other action to indicate their approval.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

35.       This Notice contains only a summary of the terms of the proposed Settlement.  More detailed information about the Litigation is available at either of Lead Counsel’s respective firm websites:  www.blbglaw.com or www.milberg.com, including, among other documents, the Complaint and the Stipulation of Settlement.  You or your attorney may examine the Court files for City of Miami Police Relief and Pension Fund v. R. Chad Dreier, et al., No. BC411143 during regular business hours at the Superior Court of California, County of Los Angeles.  Questions about the Settlement or about this Notice in general should be directed to:

Timothy A. DeLange, Esq.

BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP

12481 High Bluff Drive, Suite 300

San Diego, CA 92130

(866) 648-2524

blbg@blbglaw.com

or

Robert A. Wallner, Esq.

MILBERG LLP

One Penn Plaza

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New York, NY 10119-0165

(800) 320-5081

ContactUs@milberg.com

Lead Counsel

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE CLERK OF
COURT REGARDING THIS NOTICE.

Dated: March 28, 2011	By Order of the Clerk of Court
Superior Court of California
County of Los Angeles

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